Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

VIA EDGAR

April 29, 2021

Victory Portfolios

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Post-Effective Amendment No. 192 – File Nos.: 033-08982; 811-04852

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 192 to the Registration Statement on Form N-1A of Victory Portfolios (File No.: 811-04852).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.